Exhibit 10.8
SHARE TRANSFER AGREEMENT
in relation to
CHINA LINONG INTERNATIONAL LIMITED
THIS AGREEMENT is made on 18 January 2010 BETWEEN
(1)	Natural Scent Limited, a limited company incorporated in the British Virgin Islands, whose registered office is situate at P.O. Box 957, Offshore Incorporation Centre, Road Town, Tortola, British Virgin Islands (the “Seller”); and

(2)	Chic Holdings Limited, a limited company incorporated in Anguilla, whose registered office is situated at P.O. Box 850, Offshore Incorporations Centre, The Valley, Anguilla, British West Indies (the “Buyer”).
IT IS AGREED as follows:
1	Definitions and interpretation

1.1	Definitions

In this Agreement unless the context requires otherwise:

“Buyer’s Warranties” means the warranties and representations set out in clause 5.2.1(a), and a “Buyer’s Warranty” means any or a specific one of them;

“Companies Ordinance” means the Companies Ordinance (Chapter 32 of the Laws of Hong Kong);

“Company” means China Linong International Limited, a company incorporated in the British Virgin Islands with registered number 1017713;

“Completion” means completion of the transfer of the Transfer Shares in accordance with clause 4;

“Encumbrance” means any mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, claim, right, interest or preference granted to any third party, or any other encumbrance or security interest of any kind (or an agreement or commitment to create any of the same);

“HK$” means Hong Kong dollars, the lawful currency of Hong Kong;

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China;

“Proceedings” means any proceeding, suit or action arising out of or in connection with this Agreement;

“Purchase Price” means HK$1,125,000;

“Seller’s Warranties” means the warranties and representations set out in the Schedule and referred to in clause 5.1, and a “Seller’s Warranty” means any or a specific one of them;

“Transfer Shares” means the 25,000 ordinary shares of nominal value US$0.001 each in the capital of the Company legally and beneficially owned by the Seller immediately before Completion, or any one or more of them as the context requires;

“US$” means United States dollars, the lawful currency of the United States of America.

1.2	Interpretation

In this Agreement, unless the context requires otherwise:
(a)	the schedule to this Agreement forms part of this Agreement and shall have effect as if set out in full in the body of this Agreement;

(b)	references to this Agreement or any provision of it or any other document are to this Agreement, that provision or that document as amended from time to time in accordance with the terms of this Agreement or that document or otherwise with the agreement of the relevant parties;

(c)	references to any Hong Kong legal term or any legal concept or thing shall in respect of any jurisdiction other than Hong Kong be deemed to include what most nearly approximates in that jurisdiction to the Hong Kong legal term;

(d)	words importing the singular include the plural and vice versa, words importing a gender include every gender and references to persons include corporations, partnerships and other unincorporated associations or bodies of persons;

(e)	the headings in this Agreement are for convenience only and shall be ignored in the interpretation of this Agreement;

(f)	the words and phrases “other”, “including” and “in particular” shall not limit the generality of any preceding words or be construed as being limited to the same class as the preceding words where a wider construction is possible; and

(g)	references to any enactment shall be construed as including a reference to that enactment as re-enacted, replaced or modified from time to time, whether before, on or after the date of this Agreement.

2	Transfer of the Transfer Shares

2.1	Transfer

2.1.1	The Seller as legal and beneficial owner shall transfer to the Buyer and the Buyer (relying on the representations, warranties, undertakings and indemnities contained in this Agreement) shall accept the transfer of the Transfer Shares free from all Encumbrances.

2.1.2	The Buyer shall not be obliged to complete the transfer of any of the Transfer Shares unless the transfer of all the Transfer Shares is completed simultaneously.

2.2	Effective date of transfer

Title to, beneficial ownership of, and any risk attaching to, the Transfer Shares shall pass to the Buyer on Completion together with all associated rights and benefits attaching or accruing to them on or after Completion.

3	Consideration

3.1	The consideration for the transfer of the Transfer Shares shall be the payment of the Purchase Price on Completion by the Buyer to the Seller.

4	Completion

4.1	Completion

Completion shall take place immediately after the signing of this Agreement.

4.2	Completion obligations

4.2.1	At Completion, the Seller shall deliver to or to the order of the Buyer:
(a)	a duly executed instrument of transfer in respect of the Transfer Shares completed in favour of the Buyer (or as it may direct);

(b)	all share certificates in respect of the Transfer Shares;

(c)	all powers of attorney or other authorities (if any) under which the instrument of transfer in relation to the Transfer Shares have been executed, together with such other documents as may be required to give a good title to the Transfer Shares and to enable the Buyer or its nominees to become the registered holder of them; and

(d)	such other documents as the Buyer may reasonably request.
4.2.2	At Completion, the Buyer shall:

(a)	pay the Seller the Purchase Price; and

(b)	deliver to the Seller a duly executed instrument of transfer in respect of the Transfer Shares.
5	Warranties

5.1	Warranties and representations by the Seller

5.1.1	The Seller:
(a)	warrants and represents to the Buyer (for itself and as trustee for its successors in title) that each of the Seller’s Warranties is true and accurate in all respects and not misleading in any respect; and

(b)	acknowledges that the Buyer has entered into this Agreement in reliance on, among other things, the Seller’s Warranties.
5.1.2	The Seller shall indemnify the Buyer and keep it indemnified against all claims, damages, losses, outgoings and liabilities whatsoever which may arise out of any breach of the Seller’s Warranties, together with all costs, charges, interest, penalties and expenses relating thereto.

5.2	Warranties and representations by the Buyer

5.2.1	The Buyer:
(a)	warrants and represents to the Seller (for itself and as trustee for its successors in title) that:
(i)	it is a private company with limited liability and incorporated and validly existing under the laws of its place of incorporation;

(ii)	it has the right, power and authority and has taken all action necessary to execute and deliver and to exercise its rights and perform its obligations under this Agreement and each document to be executed at or before Completion; and

(iii)	this Agreement constitutes and the other documents to be executed by it and delivered at Completion will, when executed, constitute legal, valid and binding obligations of it enforceable in accordance with their respective terms; and
(b)	acknowledges that the Seller has entered into this Agreement in reliance on, among other things, the Buyer’s Warranties.

5.2.2	The Buyer shall indemnify the Seller and keep it indemnified against all claims, damages, losses, outgoings and liabilities whatsoever which may arise out of any breach of the Buyer’s Warranties, together with all costs, charges, interest, penalties and expenses relating thereto.

5.3	Warranties separate

5.3.1	Each of the paragraphs in the Schedule and clause 5.2.1 (a):
(a)	shall be construed as a separate and independent warranty and representation; and

(b)	unless expressly provided in this Agreement, shall not be limited by reference to any other paragraph of the Schedule or clause 5.2.1(a) (as relevant) or by any other provision of this Agreement;
5.3.2	The Buyer shall have a separate claim and right of action in respect of every breach of a Seller’s Warranty and the Seller shall have a separate claim and right of action in respect of every breach of a Buyer’s Warranty.

5.4	Effect of completion

Neither the Seller’s Warranties nor the Buyer’s Warranties shall in any respect be extinguished or affected by Completion.

6	Entire agreement

6.1	This Agreement and any other documents referred to in this Agreement constitute the whole and only agreement between the parties relating to the subject matters hereof and, except if and only to the extent repeated in any of the documents referred to, supersedes and extinguishes any prior drafts, agreements, undertakings, representations, warranties and arrangements of any nature whatsoever, whether or not in writing, relating thereto.

6.2	Each party to this Agreement acknowledges that in entering into this Agreement and any other documents referred to in this Agreement on the terms set out therein, it is not relying upon any representation, warranty, promise or assurance made or given by the other party or any other person, whether or not in writing, at any time before the execution of this Agreement which is not expressly set out herein.

7	Further assurances

Each party to this Agreement shall from time to time, on being required to do so by the other party to this Agreement, now or at any time in the future, do or procure the doing of all such acts and/or execute or procure the execution of all such documents in a form satisfactory to such requesting party as that requesting party may reasonably consider necessary for giving full effect to this Agreement and securing to that requesting party the full benefit of the rights, powers and remedies conferred upon that requesting party in this Agreement.

8	Waivers and releases

8.1	The rights and remedies of each party to this Agreement are, except where expressly stated to the contrary, without prejudice to any other rights and remedies available to it. No neglect, delay or indulgence by any party in enforcing any provision of this Agreement shall be construed as a waiver and no single or partial exercise of any right or remedy of any party under this Agreement shall affect or restrict the further exercise or enforcement of any such right or remedy.

8.2	The liability of any party to this Agreement may in whole or in part be released, compounded or compromised and if the other party gives time or indulgence to the person under such liability, this shall in no way prejudice or affect that party’s rights against any other person under the same or similar liability.

9	Miscellaneous

9.1	Alterations

No purported alteration of this Agreement or of any of the documents referred to in this Agreement shall be effective unless it is in writing, refers specifically to this Agreement and is duly executed by each party to it.

9.2	Counterparts

This Agreement may be executed in any number of counterparts and by the parties to it on separate counterparts, and each of the executed counterparts, when duly exchanged or delivered, shall be deemed to be an original, but, taken together, they shall constitute one and the same instrument.

9.3	Costs

Except as provided in this Agreement, each of the parties to this Agreement shall pay its own respective legal and other costs and expenses in connection with the negotiation, preparation, execution and performance by it of this Agreement and all ancillary documents.

10	Governing law and submission to jurisdiction

10.1	This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

10.2	The parties to this Agreement irrevocably agree that the courts of Hong Kong are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that accordingly any Proceedings may be brought in such courts.

11	Service of process

11.1	The Seller irrevocably appoints Winston Li as its agent for service of process in Hong Kong and irrevocably consents to service of process on such person at Unit 1112, the Metropolis Tower, 10 Metropolis Drive, Hung Hom, Kowloon, Hong Kong.

11.2	The Buyer irrevocably appoints Lei Kan Chang as its agent for service of process in Hong Kong and irrevocably consents to service of process on such person at Suite 1203, Garden East, 222 Queen’s Road East, Wanchai, Hong Kong.
     THIS AGREEMENT has been executed on the date stated at the beginning.

Schedule
The Seller’s Warranties
The Seller warrants and represents to the Buyer that:
1	Transfer Shares

1.1	It is the sole legal and beneficial owner of the Transfer Shares.

1.2	There is no Encumbrance on, over or affecting the Transfer Shares and no person has made any claim to be entitled to any right over or affecting the Transfer Shares.

2	Powers and obligations of the Seller

2.1	It has the right, power and authority and has taken all action necessary to execute and deliver and to exercise its rights and perform its obligations under this Agreement and each document to be executed at or before Completion. It is a private company with limited liability and incorporated and validly existing under the laws of its place of incorporation.

2.2	This Agreement constitutes and the other documents to be executed by it and delivered at Completion will, when executed, constitute legal, valid and binding obligations of it enforceable in accordance with their respective terms.

2.3	It is entitled to transfer the full legal and beneficial ownership in the Transfer Shares to the Buyer on the terms set out in this Agreement.

2.4	No consent, authorisation, licence or approval of or notice to any governmental, administrative, judicial or regulatory body, authority or organisation or any other person is required to authorise the execution, delivery, validity, enforceability or admissibility in evidence of this Agreement or the performance by it of its obligations under this Agreement. Nor will it be required as a consequence of this Agreement.

3	Solvency

3.1	No order has been made and no resolution has been passed for the winding up of it or for a provisional liquidator to be appointed in respect of it and no petition has been presented and no meeting has been convened for the purpose of the winding up of it.

3.2	No receiver (which expression shall include an administrative receiver) has been appointed in respect of it or in respect of all or any part of its assets.

3.3	It is not insolvent or unable to pay its debts (within the meaning of section 178 of the Companies Ordinance) and neither has it stopped paying its debts as they fall due.

3.4	No composition in satisfaction of the debts of it or scheme of arrangement of its affairs or compromise or arrangement between it and its creditors or members or any class of its creditors or members has been proposed, sanctioned or approved, and no step is or has been taken to do any of those things.

3.5	No event analogous to any of the foregoing in respect of it has occurred in or outside Hong Kong.

3.6	No circumstances have arisen which are likely to result in a transaction to which it is a party being set aside.

3.7	No unsatisfied judgment is outstanding against it.

For and on behalf of
SIGNED by Li Jin	)	NATURAL SCENT LIMITED
for and on behalf of	)
Natural Scent Limited	)	/s/ Illegible
in the presence of:	)	Authorised Signature(s)
(Director)

/s/ BIAN JING
Witness name: BIAN JING
Address:

SIGNED by He Jie	)
for and on behalf of	)
Chic Holdings Limited	)
in the presence of:	)	/s/ He Jie
(Director)

/s/ Jin Li
Witness name: Jin Li
Address: